SCHEDULE II
                                INFORMATION WITH RESPECT TO
                    TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                      SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRANS-LUX CORP

                    GAMCO INVESTORS, INC.
                                 2/16/01            1,000             4.9600
                                 2/15/01            1,000             4.5700


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.